                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by Party other than the Registrant [ ]
Check the appropriate box:

    [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
    [X] Definitive Proxy Statement             Commission Only (as permitted by
    [ ] Definitive Additional Materials        Rule 14a-6(e)(2))
    [ ] Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                            SPIEKER PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                 ---------------
                   (Name of Person(s) Filing Proxy Statement,
                          if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement no.:
          (3)  Filing Party:
          (4)  Date Filed:

                            SPIEKER PROPERTIES, INC.
                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                                                                   April 8, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 annual meeting of stockholders of Spieker Properties, Inc., to be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, California, on June 9, 1999, at 10:30 a.m., local time.

     The attached proxy statement describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Please use this opportunity to take part in the company's affairs by voting on the business to be presented at the meeting.

     YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card as promptly as possible. If you attend the meeting, you may vote in person even if you have previously mailed your proxy card.

     We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Warren E. Spieker, Jr.
                                          WARREN E. SPIEKER, JR.
                                          Chairman of the Board
                                          and Chief Executive Officer

                            SPIEKER PROPERTIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1999

     The annual meeting of stockholders of Spieker Properties, Inc., will be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, California, on June 9, 1999, at 10:30 a.m., local time. At the meeting, stockholders will vote upon the following proposals:

     1. To elect two directors to serve for a three-year term.

     2. To ratify the retention of Arthur Andersen LLP as the independent auditors for the company for the year ending December 31, 1999.

     3. To transact any other business that properly comes before the annual meeting.

     Stockholders of record at the close of business on March 19, 1999 are entitled to vote at the annual meeting.

                                          By Order of the Board of Directors,
                                          /s/ Warren E. Spieker, Jr.
                                          WARREN E. SPIEKER, JR.
                                          Chairman of the Board and
                                          Chief Executive Officer

Menlo Park, California
April 8, 1999

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote?..................................    1
  Who can attend the meeting?...............................    1
  What constitutes a quorum?................................    1
  How do I vote?............................................    1
  Can I vote by telephone or through the internet?..........    2
  Can I change my vote after I return my proxy card?........    2
  What are the board's recommendations?.....................    2
  What vote is required to approve each item?...............    2

VOTING SECURITIES AND PRINCIPAL HOLDERS.....................    3

PROPOSAL 1: ELECTION OF DIRECTORS...........................    4
  Directors and Executive Officers..........................    5
  Meetings and Committees of the Board of Directors.........    7
  Compensation of Directors.................................    7
  Compensation Committee Interlocks and Insider
     Participation..........................................    8
  Relationships among Directors or Executive Officers.......    8

PROPOSAL 2: RATIFICATION OF RETENTION OF INDEPENDENT
  AUDITORS..................................................    8

EXECUTIVE COMPENSATION AND OTHER INFORMATION................    9
  Option Grants for Last Fiscal Year........................   10
  Option Exercises in Last Fiscal Year and Fiscal Year-End
     Option Values..........................................   11
  Compensation Committee Report on Executive Compensation...   11
  Employment Agreements and Change of Control Policy........   15

STOCK PRICE PERFORMANCE GRAPH...............................   16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   16

OTHER MATTERS...............................................   17

                                MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 8, 1999

                            SPIEKER PROPERTIES, INC.
                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement contains information relating to the annual meeting of stockholders of Spieker Properties, Inc. to be held on June 9, 1999, at 10:30 a.m., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California, and any adjournment or postponement. The board of directors of the company is soliciting proxies for use at the annual meeting.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will elect directors, ratify the company's independent auditors and transact any other business that properly comes before the meeting. In addition, the company's management will report on the performance of the company during fiscal 1998 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only holders of record at the close of business on the record date, March 19, 1999, of the company's common stock and Series A preferred stock are entitled to vote. Holders of the company's common stock are entitled to cast one vote per share on each matter to be voted upon. The holder of the company's Series A preferred stock is entitled to cast 1.2195 votes per share on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders entitled to cast a majority of all votes at the annual meeting will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 63,259,366 shares of the company's common stock and 1,000,000 shares of the company's Series A preferred stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the company, it will be voted as you direct. However, if no instructions are given on the returned proxy, the shares will be voted FOR the election of each of the two nominees for director named below and FOR Proposal No. 2. Stockholder votes will be tabulated by the persons appointed by the board of directors to act as inspectors of election for the annual meeting.

     If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR THROUGH THE INTERNET?

     If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or through the internet by following the instructions included with your proxy card.

     If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or electronically.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote:

        - FOR election of the nominated slate of directors; and

        - FOR ratification of the appointment of Arthur Andersen LLP as the company's independent auditors.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold All" or "Exceptions" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table shows the amount of the company's common stock beneficially owned as of the record date for each director and each of the executive officers, all directors and such executive officers of the company as a group, and each person known by the company to hold more than 5% of the outstanding shares of the company's common stock.

     Beneficial ownership includes shares that are individually or jointly owned, as well as shares which the individual has sole or shared investment or voting authority. Beneficial ownership also includes shares which could be purchased by the exercise of options at or within 60 days of the record date, as well as units of limited partnership interests in Spieker Properties, L.P., which are exchangeable into one share of the company's common stock.

     The percentage of shares outstanding is calculated assuming that none of the partnership units or stock options held by any other person is exchanged or exercised for common stock.

                                                      AMOUNT AND
                                                      NATURE OF     PERCENTAGE OF
                                                      BENEFICIAL       SHARES
                        NAME                          OWNERSHIP      OUTSTANDING
                        ----                          ----------    -------------
Warren E. Spieker, Jr.(1)...........................  2,912,379         4.41%
John K. French(2)...................................    758,202         1.18
John A. Foster(3)...................................    281,562            *
Dennis E. Singleton(4)..............................    913,912         1.42
Craig G. Vought(5)..................................    323,791            *
Richard J. Bertero(6)...............................      8,375            *
Harold M. Messmer, Jr.(7)...........................    114,775            *
David M. Petrone(8).................................     13,250            *
William S. Thompson, Jr.(9).........................     10,875            *
All directors and executive officers as a group
  (nine persons)(10)................................  5,337,121         7.83
Cohen & Steers Capital Management, Inc.(11).........  4,300,200         6.80
LaSalle Advisors Capital, Inc. and ABKB/LaSalle
  Securities Limited Partnership(12)................  3,903,869         6.17
Wellington Management Company, LLP(13)..............  4,329,550         6.84

---------------
  * Less than 1%

 (1) Includes 2,421,695 shares of common stock that may be issued upon the conversion of all of Mr. Spieker's partnership units, 100,000 shares of common stock held directly, 38,734 shares of restricted common stock, 350,500 shares of common stock subject to options that are exercisable within 60 days of the record date and 1,450 shares of common stock owned by Mr. Spieker's wife and children and deemed beneficially owned by Mr. Spieker.

 (2) Includes 523,281 shares of common stock that may be issued upon conversion of all of Mr. French's partnership units, 4,700 shares of common stock held directly, 21,221 shares of restricted common stock and 209,000 shares of common stock subject to options that are exercisable within 60 days of the record date.

 (3) Includes 143,958 shares of common stock that may be issued upon the conversion of all of Mr. Foster's partnership units, 101,300 shares of common stock subject to options that are exercisable within 60 days of the record date and 36,304 shares of restricted common stock.

 (4) Includes 683,123 shares of common stock that may be issued upon the conversion of all of Mr. Singleton's partnership units, 17,500 shares of common stock held directly, 16,889 shares of restricted common stock, 195,500 shares of common stock subject to options that are exercisable within 60 days of the record date and 900 shares of common stock held by Mr. Singleton as custodian for his children.

 (5) Includes 105,070 shares of common stock that may be issued upon the conversion of all of Mr. Vought's partnership units, 194,500 shares of common stock subject to options that are exercisable within 60 days of the record date and 24,221 shares of restricted common stock.

 (6) Includes 2,000 shares of common stock held directly and 6,375 shares of common stock subject to options that are exercisable within 60 days of the record date.

 (7) Includes 105,225 shares of common stock held directly, 7,300 shares of common stock held by Mr. Messmer's son and 2,250 shares subject to options that are exercisable within 60 days of the record date. Mr. Messmer disclaims beneficial ownership of such 7,300 shares.

 (8) Includes 10,000 shares of common stock held directly and 3,250 shares of common stock subject to options that are exercisable within 60 days of the record date.

 (9) Includes 3,000 shares of common stock held directly, 6,375 shares of common stock subject to options that are exercisable within 60 days of the record date and 1,500 shares of common stock held by Mr. Thompson for his children. Mr. Thompson disclaims beneficial ownership of such 1,500 shares.

(10) Includes 3,877,127 shares of common stock that may be issued upon the conversion of partnership units and 1,069,050 shares of common stock subject to options that are exercisable in the aggregate by all the directors and executive officers within 60 days of the record date.

(11) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999. Address: 757 Third Avenue, New York, New York 10017.

(12) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999. Address for each entity is 200 East Randolph Drive, Chicago, Illinois 60601. Includes 1,355,440 shares of common stock beneficially owned by LaSalle Advisors Capital, Inc. and 2,548,429 shares beneficially owned by ABKB/LaSalle Securities Limited Partnership. LaSalle Advisors Capital, Inc. is the limited partner as well as the sole shareholder of the general partner of ABKB/LaSalle Securities Limited Partnership.

(13) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999. Address: 75 State Street, Boston, Massachusetts 02109.

     The company also has outstanding 1,000,000 shares of Series A preferred stock, which is convertible into 1,219,512 shares of common stock. All of the outstanding shares of Series A preferred stock are owned by the Annenberg Trust and held by Walter H. Annenberg, as trustee.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The company's articles of incorporation divides the company's board of directors into three classes. The members of each class of directors serve staggered three-year terms and continue in office until their respective terms expire and until their successors are duly elected and qualified.

     At the annual meeting, the stockholders will elect two individuals as Class III directors. Each of the nominees has consented to serve as director if elected. However, if any of them becomes unavailable to serve, the board may designate a substitute nominee or reduce the number of members on the board of directors in accordance with the bylaws of the company.

     The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

     The persons standing for election as director are:

     JOHN K. FRENCH

     Mr. French is Director, Executive Vice President and Chief Operating Officer of the company. He is responsible for the company's day-to-day operations including the leasing, marketing and management of the company's properties. In his capacity as chief operating officer, Mr. French is responsible for the operating results of properties representing approximately 40,000,000 square feet. Mr. French has extensive experience in all aspects of development activities including land acquisition, entitlement process, design, construction and marketing, as well as the management of teams of people involved in the development process. Since joining the company's predecessor in 1974, Mr. French has overseen the development and acquisition of more than 70 properties representing over 8,000,000 square feet of commercial property in Northern California and Idaho. Prior to graduate school, Mr. French served as a captain and naval aviator in the U.S. Marine Corps. He received a Bachelor of Arts from Harvard College and a Masters in Business Administration from Harvard Graduate School of Business Administration.

     WILLIAM S. THOMPSON, JR.

     Mr. Thompson has served as a Director of the company since December 1993. Mr. Thompson is a Managing Director and Chief Executive Officer of Pacific Investment Management Company ("PIMCO"). In addition, he serves as a member of the board of directors and Chairman of the executive committee of PIMCO Advisors L.P., a NYSE listed master limited partnership. Mr. Thompson joined PIMCO in April 1993 after 18 years with Salomon Brothers where he was a managing director with assignments in Chicago, San Francisco and Tokyo. A native of St. Louis, Missouri, Mr. Thompson graduated from the University of Missouri with a Bachelor of Science in civil engineering and from Harvard Business School with a Masters in Business Administration. Subsequently, he attained the rank of captain in the U.S. Army Reserves.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the directors and the executive officers as of the mailing date of this proxy statement, including their ages.

                                                                           DIRECTOR TERM
                                                                         -----------------
          NAME             AGE                 POSITION                  ELECTED   EXPIRES
          ----             ---                 --------                  -------   -------
Warren E. Spieker, Jr.     54    Director, Chairman of the Board and      1997      2000
                                 Chief Executive Officer
John K. French             54    Director, Executive Vice President       1996      1999
                                 and Chief Operating Officer
John A. Foster             40    Executive Vice President and Chief         --        --
                                 Investment Officer
Dennis E. Singleton        54    Vice Chairman of the Board               1998      2001
Craig G. Vought            38    Executive Vice President and Chief         --        --
                                 Financial Officer
Richard J. Bertero         59    Director                                 1997      2000
Harold M. Messmer, Jr.     53    Director                                 1997      2000
David M. Petrone           54    Director                                 1998      2001
William S. Thompson, Jr.   53    Director                                 1996      1999

     Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1 Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

     RICHARD J. BERTERO has served as a Director of the company since December 1993. Mr. Bertero is a partner in Hogland, Bogart and Bertero, a San Francisco Bay Area real estate firm. Mr. Bertero was associated with the RREEF Funds as a founding partner from 1975 until his retirement in 1992. At RREEF, he was instrumental in many aspects of RREEF's development over the years, including the acquisition and disposition of commercial properties and portfolio management. He served on RREEF's policy committee as well as on the investment committee. Prior to his employment at RREEF, Mr. Bertero had been associated with Coldwell Banker for ten years. He is a graduate of the University of California at Berkeley.

     JOHN A. FOSTER, Executive Vice President and Chief Investment Officer of the company, is responsible for the overall management and control of the company's acquisition, development, and divestment activities, including the development and implementation of the company's strategic growth plans. Previously, as Regional Senior Vice President, Mr. Foster was responsible for the firm's operations in the Silicon Valley area of Northern California, including new development, acquisitions and property management. Mr. Foster is a past president of NAIOP (National Association of Industrial and Office
Parks) -- Silicon Valley Chapter. Prior to joining the company, he was employed by AT&T and Bain & Co. Mr. Foster received a Bachelor of Arts from Kalamazoo College and a Masters in Business Administration from Stanford University.

     HAROLD M. MESSMER, JR. has served as a Director of the company since December 1993. Mr. Messmer is Chairman and Chief Executive Officer of Robert Half International, Inc. ("Robert Half"), the world's largest staffing services firm specializing in professional personnel. Prior to joining Robert Half in 1985, Mr. Messmer was Chief Executive Officer of Cannon Mills Company, a member of the office of the chairman of Castle & Cooke, Inc. and a member of the Castle & Cooke board of directors. He was formerly a partner of the law firm of O'Melveny & Myers. He currently serves on the board of directors of Airborne Freight Corporation and Health Care Property Investors, Inc. He is a graduate of Loyola University and the New York University School of Law.

     DAVID M. PETRONE has served as a Director of the company since December 1993. Mr. Petrone is Chairman of Housing Capital Company. Until 1992, Mr. Petrone was Vice Chairman of Wells Fargo and Company. Mr. Petrone was previously President and CEO of Wells Fargo Realty Advisors as well as President and CEO of Wells Fargo Mortgage and Equity Trust, a publicly held REIT with assets of $500,000,000. During his tenure with Wells Fargo he also became head of wholesale banking as well as its senior lending officer. Mr. Petrone serves on the Board of Directors of Jacobs Engineering, Alexandria Real Estate Equities, Inc. and Finelite, Inc. He received a Bachelor of Science and a Masters in Business Administration from the University of Oregon, where he serves as a trustee.

     WARREN E. "NED" SPIEKER, JR., Chairman of the Board of Directors, Chief Executive Officer and President of the company, oversees all of the company's acquisition, development and financing activities, establishes corporate policy and provides overall strategic direction for the company. He began his career in the real estate industry in 1967 and joined Trammell Crow Company in 1970 as the managing partner of the Northwest region. Mr. Spieker has overseen the development of property in virtually all product categories including industrial buildings, suburban mid-rise and downtown high-rise office buildings, retail centers, residential lots, trade marts, elderly care facilities, apartments, condominiums and hotels. During his partnership with Trammell Crow, Mr. Spieker oversaw or was responsible for the development or acquisition of 18,000,000 square feet of commercial space, and since that time has directed the growth of Spieker Properties by an additional 30,000,000 square feet. Mr. Spieker received a Bachelor of Arts from the University of California at Berkeley. Mr. Spieker is a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc.

     DENNIS E. SINGLETON, Vice Chairman of the company, is responsible for leading the company's efforts to build a brand identity, as well as for increasing the value-added services the company provides to its tenants. Additionally, Mr. Singleton is involved with identifying and analyzing strategic portfolio acquisition and operating opportunities for the company. Since joining the company's predecessor in 1972, Mr. Singleton has overseen the development and acquisition of more than 28,000,000 square feet of commercial properties representing an investment of over $3 billion. Mr. Singleton received a Bachelor of Science from Lehigh University and a Masters in Business Administration from Harvard Graduate School of Business Administration.

     CRAIG G. VOUGHT, Executive Vice President and Chief Financial Officer of the company, is responsible for the overall management and control of the company's financial matters and capital market activities. In this capacity, he has been responsible for raising over $3.0 billion of capital for the company in various public and private markets. He is also responsible for investor relations, legal affairs, human resources and information technology. Mr. Vought joined the company's predecessor in 1986. In addition to his financial experience, Mr. Vought has been responsible for the development of nearly 1,000,000 square feet of commercial property. Previously he held positions at Chase Manhattan Bank and E.F. Hutton & Co. Mr. Vought received a Bachelor of Arts from Trinity College and a Masters in Business Administration from The Wharton School of Business.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, there were four meetings of the board of directors and no unanimous written consents. Each director attended all of the meetings of the board (whether in person or telephonically) and meetings of committees of the Board on which he served during 1998.

     The board has standing audit, compensation, non-executive stock incentive plan and stock incentive plan committees. The board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the board will consider recommendations from stockholders, which should be addressed to Sara R. Steppe, the company's Secretary, at the company's address set forth on the front cover.

     The Audit Committee consists of David M. Petrone and William S. Thompson, Jr. The audit committee recommends the appointment of the firm of certified public accountants to audit the financial statements of the company for the fiscal year for which they are appointed, reviews audit reports, takes such action as may be deemed appropriate with respect to such audit reports, and monitors the effectiveness of the audit effort, the company's financial and accounting organization and its system of internal accounting controls. The audit committee met two times during 1998.

     The compensation committee consists of Richard J. Bertero, Harold M. Messmer, Jr. and Warren E. Spieker, Jr. The compensation committee establishes and reviews annually the company's general compensation policies applicable to the company's executive officers, reviews and approves the level of compensation of the chief executive officer and other executive officers of the company, reviews and advises the board concerning the performance of the chief executive officer and other employees whose compensation is within the review jurisdiction of the compensation committee, reviews and advises the board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The compensation committee met four times during 1998.

     The stock incentive plan committee consists of Richard J. Bertero and Harold M. Messmer, Jr. The stock incentive plan committee administers the Spieker Properties, Inc. Amended and Restated 1993 Stock Incentive Plan as it pertains to executive officers and reports to the board of directors regarding that plan from time to time, or whenever called upon to do so. The stock incentive plan committee met three times during 1998.

     The non-executive stock incentive plan committee consists of Dennis E. Singleton, John K. French and Warren E. Spieker, Jr. The non-executive stock incentive plan committee administers the Spieker Properties, Inc. Amended and Restated 1993 Stock Incentive Plan as it pertains to non-executive officers and reports to the board of directors regarding the plan from time to time, or whenever called upon to do so. The non-executive stock incentive plan committee conducted six meetings by written consent during 1998.

COMPENSATION OF DIRECTORS

     Each of the independent directors receives an annual fee of $22,000, a meeting fee of $1,000 for each board of directors meeting attended and for each committee meeting which is scheduled separately from a regular board meeting, and reimbursement of expenses incurred in attending meetings. Directors who also are officers or employees of the company do not receive any such director fees.

     Pursuant to the Spieker Properties, Inc. 1993 Amended and Restated Directors' Stock Option Plan, each independent director, upon joining the board, receives an initial grant of options to purchase 2,500 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock at the date of the grant of such options. Each such director who is serving on December 31 of each calendar year thereafter, and who has served for more than one year, will automatically receive an annual grant of options to purchase

4,000 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock at the date of the grant of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The company's compensation committee and stock incentive plan committee were each formed in December 1993. No interlocking relationship existed in 1998 or presently exists between any member of the compensation committee or stock incentive plan committee and any member of the board of directors or compensation committee of any other corporation. Significant transactions and relationships between the company and certain of its officers and directors are set forth below in the section entitled "Related Transactions."

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the company.

                                 PROPOSAL NO. 2

               RATIFICATION OF RETENTION OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the company's independent auditors since the company's initial public offering in 1993 and has been appointed by the Board to continue as the company's independent auditors for the fiscal year ending December 31, 1999. In the event that ratification of this retention of auditors is not approved by the affirmative vote of a majority of the votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Board of Directors. Unless marked to the contrary, proxies received will be voted FOR ratification of the retention of Arthur Andersen LLP as the independent auditors for the fiscal year ending December 31, 1999.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RETENTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables set forth information concerning compensation of the company's chief executive officer and each of the other executive officers of the company a for the fiscal years indicated. All stock options were granted at an exercise price equal to at least the fair market value on the date of grant. Amounts listed in the "all other compensation" column reflect the company's contributions to the 401(k) Retirement Plan.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                    ANNUAL CASH COMPENSATION          -----------------------------
                             --------------------------------------   RESTRICTED STOCK     STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   TOTAL($)      AWARDS($)       OPTIONS(#)   COMPENSATION($)
---------------------------  ----   ---------   --------   --------   ----------------   ----------   ---------------
Warren E. Spieker, Jr.       1998   $225,000          --   $225,000       $575,017         60,000         $5,000
  Chairman of the Board and  1997    225,000          --    225,000        777,195         80,000          5,000
  Chief Executive Officer    1996    225,000          --    225,000             --        380,000          5,000
John K. French               1998    250,000    $150,000    400,000        400,023         60,000          5,000
  Director, Executive Vice   1997    225,000     250,000    475,000        414,515         45,000          5,000
  President and Chief        1996    225,000     175,000    400,000             --        245,000          5,000
  Operating Officer
John A. Foster               1998    200,000     200,000    400,000        400,023         60,000          5,000
  Executive Vice President   1997    165,000      20,757    185,757        591,204        100,000          5,000
  and Chief Investment       1996    145,000     286,853    431,853        304,357         22,000          5,000
  Officer
Dennis E. Singleton          1998    200,000     100,000    300,000        250,027         60,000          5,000
  Vice Chairman of the       1997    200,000     150,000    350,000        414,515         30,000          5,000
  Board                      1996    200,000     100,000    300,000             --        130,000          5,000
Craig G. Vought              1998    225,000     175,000    400,000        400,023         60,000          5,000
  Executive Vice President   1997    200,000     225,000    425,000        414,515         45,000          5,000
  and Chief Financial
    Officer                  1996    200,000     150,000    350,000             --        245,000          5,000

     Restricted stock may be granted under the company's Amended and Restated 1993 Stock Incentive Plan or by the board. Restricted stock awards reflect the fair market value of the award on the date of grant based on the closing price on that date of the company's common stock. Shares of restricted stock vest in equal installments over four years beginning one year after the date of grant. Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on the company's common stock. The number of shares underlying the restricted stock grants over the last three fiscal years, along with total unvested restricted stock holdings as of January 1, 1999 and their fair market value based on the per share closing price of $34.625 on December 31, 1998 were as follows. The values do no reflect diminution of value attributable to the restrictions on such stock.

                            RESTRICTED STOCK GRANTS

                                 SHARES OF RESTRICTED STOCK
                                     GRANTED/EARNED IN             TOTAL UNVESTED
                                 --------------------------    RESTRICTED SHARES HELD    TOTAL VALUE ON
             NAME                1998(1)     1997     1996     AS OF JANUARY 1, 1999     JANUARY 1, 1999
             ----                -------    ------    -----    ----------------------    ---------------
Warren E. Spieker, Jr. ........  16,607     18,127        0            30,202              $1,045,744
John K. French.................  11,553      9,668        0            18,804                 651,089
John A. Foster.................  11,553     14,493(2) 9,258(3)         32,481               1,124,655
Dennis E. Singleton............   7,221      9,668        0            14,472                 501,093
Craig G. Vought................  11,553      9,668        0            20,304                 703,026

---------------
(1) Consists of restricted stock granted on January 1, 1999 for services performed in 1998.

(2) Consists of 4,036 shares of restricted stock granted on October 1, 1997 and 10,457 shares granted on April 4, 1998 for services performed in 1997.

(3) Consists of restricted stock granted on March 3, 1997 for services performed in 1996.

                       OPTION GRANTS FOR LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted by the company during 1998 to each of the executive officers under the Spieker Properties, Inc. Amended and Restated 1993 Stock Incentive Plan. The closing price of the common stock on the date of the grant was $38.75. Twenty percent of these options becomes exercisable one year after grant and an additional 20% becomes exercisable each year thereafter.

                                                           INDIVIDUAL OPTION GRANTS
                                 ----------------------------------------------------------------------------
                                            NUMBER OF     % OF TOTAL
                                            SECURITIES     OPTIONS
                                            UNDERLYING    GRANTED TO    EXERCISE
                                  GRANT      OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION    GRANT DATE
  NAME AND PRINCIPAL POSITION      DATE      GRANTED     FISCAL YEAR      SHARE        DATE      VALUATION(1)
  ---------------------------    --------   ----------   ------------   ---------   ----------   ------------
Warren E. Spieker, Jr..........  06/30/98     60,000         4.2%        $38.75      06/30/08      $338,262
  Chairman of the Board and
  Chief Executive Officer
John K. French.................  06/30/98     60,000         4.2%        $38.75      06/30/08      $338,262
  Director, Executive Vice
  President and Chief Operating
  Officer
John A. Foster.................  06/30/98     60,000         4.2%        $38.75      06/30/08      $338,262
  Executive Vice President and
  Chief Investment Officer
Dennis E. Singleton............  06/30/98     40,000         2.8%        $38.75      06/30/08      $258,841
  Vice Chairman of the Board
Craig G. Vought................  06/30/98     60,000         4.2%        $38.75      06/30/08      $338,262
  Executive Vice President and
  Chief Financial Officer

---------------
(1) Calculated using the binomial pricing model. The assumptions used in determining the present value of the option grant using this methodology are as follows: option term of 10 years; risk-free rate of 5.43%; 0.18136 volatility since the initial public offering; 5.63% dividend yield; exercise price of $38.75; closing price of common stock on date of grant of $38.75; and a 3% reduction factor for the risk of forfeiture due to vesting restrictions. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the binomial pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, etc.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     None of the executive officers exercised any of their stock options during the year ended December 31, 1998. The following table sets forth the number of shares of common stock covered by the stock options held by the company's chief executive officer and the other named executive officers as of December 31, 1998. The value of unexercised in-the-money options is based on the closing price of the company's common stock as reported on the New York Stock Exchange on December 31, 1998 of $34.625 minus the exercise price, multiplied by the number of shares underlying the options.

                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                OPTIONS AT YEAR-END             OPTIONS AT YEAR-END
                                            ----------------------------    ----------------------------
       NAME AND PRINCIPAL POSITION          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
       ---------------------------          -----------    -------------    -----------    -------------
Warren E. Spieker, Jr.....................    350,500         372,000       $2,839,813       $990,500
  Chairman of the Board and
  Chief Executive Officer
John K. French............................    209,000         253,000       $1,642,500       $601,375
  Director, Executive Vice President and
  Chief Operating Officer
John Foster...............................    101,000         153,500       $1,069,750       $ 72,563
  Executive Vice President and
  Chief Investment Officer
Dennis E. Singleton.......................    195,000         147,000       $2,059,188       $324,875
  Vice Chairman of the Board
Craig G. Vought...........................    194,500         248,000       $1,505,188       $553,250
  Executive Vice President and
  Chief Financial Officer

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report and the performance graph which follows shall not be deemed to be incorporated by reference into any such filings.

     For services performed in 1998, executive compensation consisted of four key elements:

        - Base salary,

        - Bonuses,

        - Grants of stock options under the company's Amended and Restated 1993 Stock Incentive Plan, and

        - Grants of restricted stock under the company's Amended and Restated 1993 Stock Incentive Plan or by the board.

     In December 1993, the board of directors established the compensation committee and the stock incentive plan committees of the board of directors (together, the "Committees"). The compensation committee has responsibility for developing, administering and monitoring the compensation policies applicable to the company's executive officers. The stock incentive plan committee has responsibility for administering the company's Amended and Restated 1993 Stock Incentive Plan, under which grants may be made to executive officers and other key employees.

     The Committees have retained the services of an independent compensation consultant to assist the Committees in their evaluation of the key elements of the company's compensation program. The compensation consultant provides advice to the Committees with respect to competitive practices and the reasonableness of compensation paid to the executives of the company. The Committees review surveys and other data supplied by the consultant in the course of their deliberations relating to compensation proposals. The Committees believe that the company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity Index in the stock price performance chart that compares stockholder returns. Some, but not all, of the companies included in the stock price performance chart are included in the compensation surveys. The Committees review the available competitive data, evaluate the particular needs of the company, and evaluate each executive's performance to arrive at a decision regarding compensation programs.

     Executive Compensation Philosophy. The Committees believe that a fundamental goal of the company's executive compensation program should be to provide incentives to create value for the company's stockholders. In addition, the Committees believe that the executive compensation program should attract, retain, and motivate a quality, performance-oriented management team. It should create a strong and direct link between company stock performance and executive compensation. Executive total compensation levels should be positioned between the middle and upper quartiles of real estate development and REIT organizations of comparable size and organizational structure. Compensation should be weighted more on the variable components to allow for premium pay for superior financial results and below-average pay for below-average financial results. The program should create a significant and meaningful long-term incentive tied to the company's long-term growth, financial success, and increasing stockholder value. For 1998, the Committees placed 65% to 80% of the executive officers' total compensation on stock-based awards. About 80% of the executive officers' total compensation is based on the combination of short-term and long-term incentive compensation awards.

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the company's Amended and Restated 1993 Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the
Section 162(m) deduction limitation. In addition, the Committees believe that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committees' present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Committees reserve the right to design programs that recognize a full range of performance criteria important to the company's success, even where compensation payable under such programs may not be deductible.

     Base Salaries. Base salaries for all of the executive officers are reviewed annually and may be increased by the compensation committee in accordance with certain criteria determined primarily on the basis of growth in revenues, funds from operations ("FFO") per share of common stock, new acquisitions, and on the basis of certain other factors, which include individual performance, execution of the strategic plan, the functions performed by the executive officer, and changes in the compensation peer group in which the company competes for executive talent. The weight given such factors by the compensation committee may vary from individual to individual. The compensation committee, however, intends to reward executive officers for their achievements primarily through the short-term and long-term incentive compensation awards discussed below. With respect to base salaries, the compensation committee generally intends to target base salary levels at or below the 50th percentile of real estate development and REIT organizations of comparable size and organization structure. Consistent with this philosophy, actual base salary levels for 1998 for the executive officers fall considerably below the 50th percentile.

     Short-Term Incentive Compensation Awards. All the company's officers, including the executive officers, are eligible to participate in the short-term incentive plan. Each year, the compensation committee establishes a pool from which short-term incentive payments are made. In 1998, a maximum of $1,200,000 was reserved for the pool of executive officers, assuming stretch goals were achieved.

     Annual incentive awards are paid after assessing company, division/unit, department, and individual performance. Payments for each individual is weighted differently among company, division/unit, department and individual performance objectives, depending on the position. The chief executive officer's weighting is 100% on company performance. The executive vice presidents' weighting is 75% on company performance and 25% on division or department performance.

     Company performance is measured on the basis of achieving targeted FFO objectives, which are reviewed and approved by the compensation committee. Division/unit performance is measured on stabilized contributions to FFO from new acquisitions and developments and the performance of existing property portfolio net rental income with consideration of individual market factors, capital expenditures, overhead costs and other factors that may affect performance in any given year. Department performance measures are based on the achievement of specific strategic objectives of the company. Individual performance measures are assessed in a subjective manner and may include company leadership, tenant satisfaction, contributions to the company as a whole and community involvement. The compensation committee believes that a fixed compensation formula may not adequately reflect all aspects of the performance of the company and of an individual executive officer. Therefore, the compensation committee has retained a high degree of flexibility in structuring the short-term incentive compensation plan to ensure that the longer-term interests of stockholders are considered. This allows the compensation committee annually to evaluate subjectively each executive officer's individual performance and contribution to the company's overall financial and operational success. Minimum objectives are established for company performance and such objectives basically represent a net FFO growth and cash dividend that will ensure a satisfactory return to stockholders. Generally, the company portion of an award is not paid if such objectives are not achieved.

     The compensation committee determines the award for the chief executive officer and approves the awards for other participants. The chief executive officer, with the assistance of an internal committee, determines the awards for all other participants on the basis of their achievement of specific objectives and a subjective assessment of the individual's contributions. The target performance objectives and the pool were approved by the compensation committee. Bonus awards to executive officers for 1998 reflect performance results during the year. Actual 1998 FFO growth fell below preestablished target objectives due to changes in the property acquisition market and capital markets; however, FFO growth represented the upper quartile performance of other equity REITs and the 50th percentile for the office/industrial/mixed-use sector equity REITs.

     Long-Term Incentive Compensation Awards. The Amended and Restated 1993 Stock Incentive Plan, which was approved by stockholders, is administered by the stock incentive plan committee. The Amended and Restated 1993 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, restricted shares, dividend equivalents, performance shares and performance units to key executives and employees of the company. The board may also issue restricted stock to key executive and employees of the company.

     The stock incentive plan committee may make grants under the Amended and Restated 1993 Stock Incentive Plan based on a number of factors, including:

        - Company performance,

        - The executive officer's or key employee's position in the company,

        - His or her performance and responsibilities,

        - The extent to which he or she already holds an equity stake in the company,

        - Equity participation levels of comparable executives and key employees at other companies in the compensation peer group,

        - Total compensation levels of comparable executives and key employees at other companies in the compensation peer group, and

        - Individual contribution to the success of the company's financial performance.

     In addition, the size, frequency, and type of long-term incentive grants will be determined on the basis of past granting practices, fair market value of the company's stock, tax consequences of the grant to the individual and the company, accounting impact, and the number of shares available for issuance. However, the plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the stock incentive plan committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual.

     Stock options generally are granted on an annual basis at 100% of current fair market value of the company's common stock and will only be of value to the executive officer or key employee if the stock price increases over time. The 1998 stock option grants reflect the company's compensation philosophy to place greater emphasis on the variable components of the compensation program. In 1998, the company ranked at about average as compared to all equity REITs in the office/industrial/mixed-use sector. The 1998 grants of options vest ratably at 20% per year after one year from the date of grant. Executive officers were also granted restricted stock during 1998 in recognition of below market cash compensation levels, to place greater emphasis on stock-based incentives, and to retain exceptional executive talent. Restricted shares vest ratably at 25% per year after one year from the date of grant. In the event of a change in control, corporate transaction, or subsidiary disposition (each as defined by the Plan), all outstanding options and restricted shares become fully vested.

     Chief Executive Officer Compensation. The compensation of Warren E. Spieker, Jr. for fiscal 1998 was determined on the same general basis as discussed above for the executive officers. In 1998, Mr. Spieker received a base salary of $225,000, which falls in the lowest quartile of the compensation paid to chief executive officers of real estate development and REIT organizations of comparable size and organizational structure. In addition, Mr. Spieker chose to waive any short-term incentive for 1998. Based on the stock incentive plan committee's criteria, the company's performance as described above, and in recognition of cash compensation that is significantly below competitive levels, Mr. Spieker was awarded options to purchase 60,000 shares of common stock and 16,607 shares of restricted stock for 1998 performance. Mr. Spieker's compensation in 1998 was leveraged 80% toward incentives directly tied to shareholder value creation. Mr. Spieker's base salary and award levels under the Amended and Restated 1993 Stock Incentive Plan and the short-term incentive plan are reviewed annually. In 1998, the company contributed $5,000 to Mr. Spieker's 401(k) account under the terms and conditions of that plan and made no profit sharing contributions in accordance with the provisions of that plan. Mr. Spieker does not participate in or otherwise influence deliberations of the Committees relating to his compensation.

     Section 401(k) Plan. In 1994, the company adopted a tax-qualified cash and deferred profit-sharing plan (the "401(k) Plan"). Under the 401(k) Plan, which covers all company employees after they have completed 12 months of service, employees may reduce their current compensation by up to 15% of their total salary plus bonus, up to a maximum of $9,500 for the 1998 calendar year, and have the amount of the reduction contributed to the 401(k) Plan. The company also contributes to the 401(k) Plan an additional amount equal to 5% of such employee's compensation or the maximum contribution allowable by law. In addition, the company may make profit sharing and discretionary contributions at the end of each year. As of October 1, 1996, officers are excluded from participation in the profit sharing contribution by the company. The employee's right to retain the company's contributions vests at a rate of 20% per year beginning after twelve months of service. For fiscal year 1998, the company made contributions to the 401(k) Plan of $25,000 to the chief executive officer and the other executive officers.

STOCK INCENTIVE PLAN COMMITTEE                             COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS                                OF THE BOARD OF DIRECTORS
Richard J. Bertero                                           Richard J. Bertero
Harold M. Messmer, Jr.                                     Harold M. Messmer, Jr.
                                                           Warren E. Spieker, Jr.

               EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL POLICY

     The company has no employment agreement with any of its executive officers and directors. The company has adopted a special severance policy which provides that if the employment of any participant is terminated for any reason after a change in control (except for a termination for cause or a voluntary resignation by the participant without a good reason), then the company will pay the participant a lump sum severance payment equal to two years to three years compensation, depending on the participant's position. Compensation includes:

        - The participant's highest annual rate of base salary, plus

        - Average annual bonus earned by the participant during the last two completed fiscal years, plus

        - The average of the fair market value of the shares of restricted stock granted to the participant during the past two completed fiscal years, plus

        - Medical, dental, disability, and life insurance plan coverage.

     Medical, dental, disability and life insurance benefits may be offset by new employment. The company will automatically reimburse a participant for any excise tax payments under the policy that are imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Excise tax reimbursement payments will not be paid if a reduction of up to 10% of the participant's payments under the policy would avoid an excise tax to be levied. In that case, the participant's payments would be reduced by up to 10% and no excise tax reimbursement will be paid. Messrs. Spieker, French, Singleton, Vought, Foster have been designated as plan participants as well as other senior executives.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the company's common stock from December 31, 1993 through December 31, 1998 to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Equity REIT Total Return Index prepared by NAREIT. The graph assumes that the value of the investment in the company's common stock was $100 at December 31, 1993 and that all dividends were reinvested. The common stock's price on December 31, 1993 was $18.625. All of the information relating to the graph below was provided by NAREIT.

     THE STOCKHOLDER RETURN SHOWN ON THE FOLLOWING GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS BEFORE CONSIDERATION OF INCOME TAXES.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

         AMONG THE COMPANY, S&P 500 INDEX & NAREIT EQUITY REIT INDEX**

                                                SPIEKER PROPERTIES, INC.             S&P 500               NAREIT EQUITY INDEX
                                                ------------------------             -------               -------------------
12/31/93                                                 100.00                      100.00                      100.00
12/31/94                                                 109.40                       98.46                      103.70
12/31/95                                                 134.90                      132.05                      119.48
12/31/96                                                 193.29                      158.80                      164.04
12/31/97                                                 230.20                      208.05                      198.75
12/31/98                                                 185.91                      263.53                      165.71

          * Assumes $100 invested on 12/31/1993 in Spieker Properties Common Stock, S&P 500 Index and NAREIT Equity REIT Index

         ** Fiscal year ending December 31

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The company owns 95% of the non-voting preferred stock of Spieker Northwest, Inc. ("Spieker Northwest"), which provides fee management and other services for properties not owned by the company, including certain properties in which Messrs. Spieker, French, and Singleton have ownership interests. The fees charged by Spieker Northwest for managing properties are comparable to the fees it charges for managing other properties. Messrs. Spieker, French, Singleton and Bruce E. Hosford own 100% of the voting stock of Spieker Northwest and the remaining 5% of the non-voting preferred stock. For the year ended December 31, 1998, Spieker Northwest had revenues of $313 million, which were mainly offset by operating expenses, and it did not pay any dividends on its common or preferred stock.

     At the time of the company's 1993 initial public offering, the company entered into land holding agreements with some of its executive officers with respect to vacant land parcels in which these executive officers hold ownership interest. The land holding agreements generally provide the company with the option to purchase the land subject to the agreement for the lesser of a fixed price set forth in the land holding agreement or the fair market value as determined by appraisal.

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act requires the company's directors, executive officers and persons who beneficially own more than 10% of the company's common stock to file with the Securities and Exchange Commission ("SEC") and New York Stock Exchange initial reports of ownership and changes in ownership of the company's common stock. These persons are required by SEC regulations to furnish the company with copies of all Section 16(a) reports they file. To the company's knowledge, based solely on its review of the copies of such reports received, the company believes that during its fiscal year ended December 31, 1998, all reporting persons complied with all applicable filing requirements, except that Elke Strunke filed a Form 4 report late.

     Proxy Solicitation Costs. The solicitation of proxies will be conducted by mail and the company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of the company's common stock. The company will use the services of ADP, 51 Mercedes Way, Edgewood, New York 11717 to assist in soliciting proxies and expects to pay approximately $10,000 for these services. The company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     Stockholder Proposals. To be considered for presentation at the next annual meeting of the company's stockholders to be held in 2000, a stockholder proposal pursuant to Rule 14A-8 of the Securities Exchange Act, must be received by Sara
R. Steppe, Secretary, Spieker Properties, Inc., 2180 Sand Hill Road, Menlo Park, California 94025, no later than December 15, 1999. All other stockholder proposals must be received no later than April 10, 2000 and no earlier than March 10, 2000.

     Other Matters. The board of directors is not aware of any other matters to be presented at the annual meeting. If any other business is properly brought before the annual meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

                                     * * *

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Warren E. Spieker, Jr.
                                          WARREN E. SPIEKER, JR.
                                          Chairman of the Board and
                                          Chief Executive Officer
April 8, 1999
Menlo Park, California

[SPIEKER PROPERTIES LOGO]

SPIEKER PROPERTIES, INC.
P.O. BOX 9079
FARMINGDALE, NY 11738

VOTE BY PHONE - 800-890-8903 (in the US and Canada).
Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your individual 12-digit Control Number that appears in the box below. Then follow the simple instructions you will hear.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your individual 12-digit Control Number that appears in the box below. Then follow the simple instructions on the screen.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return to: Spieker Properties, Proxy Services, P.O. Box 9079, Farmingdale, NY 11735-9547.

CONTROL NUMBER

ACCOUNT NUMBER

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            X  SPIEK2

                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIEKER PROPERTIES, INC.

For address changes and/or comments, please check   [ ]
this box and write them on the back.

VOTE ON DIRECTORS                    For  Withhold  Exceptions        To withhold authority to vote,
                                     All    All                       mark "Exceptions" and write the
1.   Election of Directors           [ ]    [ ]         [ ]           nominee's number on the line below.


                                                                      -----------------------------------

     Nominees: 01) John K. French and
               02) William S. Thompson, Jr.

VOTE ON PROPOSALS
                                                          For  Against  Abstain
2.   To ratify the retention of Arthur Anderson LLP       [ ]    [ ]      [ ]
     as the Company's independent auditors for the fiscal year ending December 31, 1999.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



-----------------------------------------      ---------------------------------
Signature (PLEASE SIGN WITHIN BOX)   Date      Signature (Joint Owners)     Date

                                                       SPIEKB
--------------------------------------------------------------------------------

                            SPIEKER PROPERTIES, INC.
                              2180 Sand Hill Road
                              Menlo Park, CA 94025

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING ON JUNE 9, 1999.

     Warren E. Spieker, Jr., Dennis E. Singleton and Sara R. Sloppe (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Spieker Properties, Inc. (the "Company"), to be held on Wednesday, June 9, 1999, and at any adjournments or postponements thereof.

     Shares represented by this proxy will be voted as directed by the shareholder, if no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and FOR ratification of the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. In their discretion, the Proxies are authorized is vote upon such other business as may properly come before the Annual Meeting.

BOARD OF DIRECTORS RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of the nominated directors and FOR ratification of the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. If you wish to vote in accordance with the Board of Director's recommendations you need not mark any boxes, just sign and date on the reverse side.

                            SPIEKER PROPERTIES, INC.
                                 P.O. BOX 9079
                            FARMINGDALE, N.Y. 11735


          (Continued and to be dated and signed on the reverse side.)